                                   EXHIBIT 4.5
                                   -----------

                              SAHARA NETWORKS, INC.


                                 1995 STOCK PLAN


SECTION 1.  PURPOSE.
---------   -------

         The purpose of the 1995 Stock Plan (the "Plan") is to secure for Sahara Networks, Inc. (the "Company"), its parent (if any) and any subsidiaries of the Company (collectively the "Related Corporations") the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of the Company and any Related Corporations who will be responsible for the Company's future growth and continued success.

         The Plan will provide a means whereby (a) employees of the Company and any Related Corporations may purchase stock in the Company pursuant to options which qualify as "incentive stock options" ("Incentive Stock Options") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) directors, employees and consultants of the Company and any Related Corporations may purchase stock in the Company pursuant to options granted hereunder which do not qualify as Incentive Stock Options ("Non-Qualified Options"); (c) directors, employees and consultants of the Company and any Related Corporations may be awarded stock in the Company ("Awards"); (d) directors, employees and consultants of the Company and any Related Corporations may make direct purchases of stock in the Company ("Purchases"); and (e) directors, employees and consultants of the Company and any Related Corporations may receive stock appreciation rights ("SARs"). (An SAR is the right to receive, without payment, an amount equal to the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the grant price, which amount will be multiplied by the number of shares with respect to which the SARs shall have been exercised.) Both Incentive Stock Options and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code. Options, Awards, Purchases and SARs are referred to hereafter individually as a "Plan Benefit" and collectively as "Plan Benefits."

SECTION 2.  ADMINISTRATION.
---------   --------------

         2.1 BOARD OF DIRECTORS AND THE COMMITTEE. The Plan will be administered by the Board of Directors of the Company whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. Any director to whom a Plan Benefit is awarded shall be ineligible to vote upon his or her Plan Benefit, but Plan Benefits may be granted to any such director in accordance with Section 2.2. The Board of Directors may in its sole discretion grant Options, issue shares upon exercise of such Options, grant Awards, approve Purchases and grant SARs, upon the affirmative vote of the members of the Board of Directors present at a meeting where a quorum is present or upon the unanimous consent of the Board of Directors, all as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the Plan and its related agreements, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option, Award, Purchase and SAR agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may delegate any or all of its powers under the Plan to a Compensation Committee or other committee (the "Committee") appointed by the Board of Directors comprised solely by two or more members. If the Committee is so appointed, all references to the Board of Directors herein shall mean and relate to such Committee, unless the context otherwise requires. In the event such regulations or rules become applicable, members of the Committee shall at all times be: (i) "outside directors" as that term is defined in Prop. Treas. Reg. [Section]1.162-27(e)(3) (or any successor regulation); and (ii) "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such terms are interpreted from time to time.

         2.2 PARTICIPATION BY PERSONS SUBJECT TO SECTION 16 OF THE EXCHANGE ACT. With respect to participation in the Plan of any director, officer or stockholder who is subject to Section 16 of the Exchange Act, his or her selection as a participant and the number of Option, Award or Purchase shares or SARs to be allocated to such person shall be determined either (i) by the Board of Directors, all of which shall be "disinterested persons" or (ii) by, or only in accordance with, the recommendations of the Committee, if so appointed.

         2.3 COMPLIANCE WITH SECTION 162(m) OF THE CODE. Section 162(m) of the Code, added by the Omnibus Budget Reconciliation Act of 1993, generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain "covered employees" ("Covered Employees"). If Section 162(m) of the Code becomes applicable, it is the Company's intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Company's compensation objectives. For purposes of this Plan, Covered Employees of the Company shall be those employees of the Company described in Section 162(m)(3) of the Code.

SECTION 3.  ELIGIBILITY.
---------   -----------

         3.1 INCENTIVE STOCK OPTIONS. Employees of the Company or of any Related Corporation shall be eligible to receive Incentive Stock Options pursuant to the Plan; provided that no person shall be granted any Incentive Stock Option under the Plan who, at the time such Option is granted, owns, directly or indirectly, Common Stock of stock of the Company possessing more than 10% of the total combined voting power of all classes of the Company or of its Related Corporations, unless the requirements of Section 6.6(b) hereof are satisfied. In


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determining whether this 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply. Directors who are not regular employees are not eligible to receive Incentive Stock Options.

         3.2 NON-QUALIFIED OPTIONS, AWARDS, PURCHASES AND SARs. Non-Qualified Options, Awards, authorizations to make Purchases and SARs may be granted to any director (whether or not an employee), officer, employee of consultant of the Company or any Related Corporation.

         3.3 GENERALLY. The Board of Directors may take into consideration a recipient's individual circumstances in determining whether to grant an Incentive Stock Option, a Non-Qualified Option, an Award or an SAR or to approve a Purchase. Granting of any Option or Award or SAR or approval of any Purchase for any individual or entity shall neither entitle that individual or entity to, nor disqualify that individual or entity from, participation in any other grant of Options or Awards or SARs to authorizations to make Purchases.

SECTION 4.  STOCK SUBJECT TO PLAN.
---------   ---------------------

         Subject to adjustment as provided in Sections 10 and 11 hereof, the maximum number of shares of the Company's Common Stock, $.01 par value, which will be reserved for issuance, and in respect of which Options or Awards or SARs may be granted or Purchases approved pursuant to the provisions of the Plan, shall not exceed in the aggregate 1,536,000 shares. Shares available under the Plan may be authorized and unissued or treasury shares. If an Option or SAR granted hereunder shall expire or terminate for any reason without having been exercised in full, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares or expired or terminated SAR shares subject thereto and any unvested shares so reacquired shall again be available for subsequent grants of Options, SARs and Awards and for Purchases under the Plan. Stock issued pursuant to the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

SECTION 5.  GRANTING OF OPTIONS, AWARDS AND SARS AND APPROVALS OF PURCHASES.
---------   ---------------------------------------------------------------

         Options, Awards and SARs may be granted and Purchases may be approved under the Plan at any time after approval of the Plan by the stockholders of the Company and prior to August 24, 2005. The date of grant of an Option, Award or SAR or approval of a Purchase under the Plan will be the date specified by the Board of Directors at the time the Board of Directors grants such Option, Award or SAR or approves such Purchase; provided, however, that such date shall not be prior to the date on which the Board of Directors takes such action. The Board of Directors shall have the right, with the consent of an optionee, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Option pursuant to Section 6.7.

SECTION 6.  SPECIAL PROVISIONS APPLICABLE TO OPTIONS AND SARs.
---------   -------------------------------------------------

         6.1      PURCHASE PRICE AND SHARES SUBJECT TO OPTIONS AND SARs.
                  -----------------------------------------------------

                  (a) The purchase price per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors, PROVIDED, HOWEVER, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock on the date the option is granted (except as modified in Section 6.6(b) hereof), and (ii) in the case of a Non-Qualified Option, the exercise price shall not be less than 50% of the fair market value of such stock on the day such Option is granted.

                  (b) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such Options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the Options being exercised, or
(iii) any combination of (i) and (ii). The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an Option shall be determined by the Board of Directors.

                  (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted (the "Determination Date") and shall mean (i) the average (on the Determination Date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such Common Stock is then traded on a national securities exchange; (ii) the last reported sale price (on the Determination Date) of the Common Stock on the Nasdaq National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on the Determination Date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market System. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Board of Directors after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

                  (d) The maximum number of shares with respect to which Options or SARs may be granted to any employee, including any cancellations or repricings which may occur, shall be limited to 500,000 shares in any calendar year.

         6.2 DURATION OF OPTIONS AND SARS. Subject to Section 6.6(b) hereof, each Option and SAR and all rights thereunder shall be expressed to expire on such date as the Board of Directors may determine, but in no event later than ten years from the day on which the Option or SAR is granted and shall be subject to earlier termination as provided herein.

         6.3      EXERCISE OF OPTIONS AND SARs.
                  ----------------------------

                  (a) Subject to Section 6.6(b) hereof, each Option and SAR granted under the Plan shall be excercisable at such time or times and during such period as shall be set forth in the instrument evidencing such Option or SAR; provided that in no event may an Option or SAR be exercisable prior to six
(6) months from the date of grant. To the extent that an Option or SAR is not exercised by an optionee or recipient when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be for less than ten (10) full shares of Common Stock (or its equivalent).

                  (b) The Board of Directors shall have the right to accelerate the date of exercise of any installments of any Option or SAR; provided that the Board of Directors shall not accelerate the exercise date of any installment of any Option granted to any employee as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 6.7) if such acceleration would violate the annual vesting limitation contained in
Section 422(d)(1) of the Code, which provides generally that the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the company and any Related Corporations) shall not exceed $100,000.

         6.4      NON-TRANSFERABILITY OF OPTIONS AND SARs.
                  ---------------------------------------

         No Option or SAR granted under the Plan shall be assignable or transferable by the optionee or recipient, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, with respect to Non-Qualified Options and SARs, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules promulgated thereunder. During the life of the optionee or recipient, the Option or SAR shall be exercisable only by him or her. If any optionee or recipient should attempt to dispose of or encumber his or her Options or SARs, his or her interest in such Options or SARs shall terminate.

         6.5      EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH.
                  --------------------------------------------

                  (a) If an optionee or recipient ceases to be employed by the Company or a Related Corporation for any reason, including retirement but other than death, any Option or SAR granted to such optionee or recipient under the Plan shall immediately terminate; provided, however, that any portion of such Option or SAR which was otherwise exercisable on the date of termination of the optionee's or recipient's employment may be exercised within the three-month period following the date on which the optionee or recipient ceased to be so employed, but in no event after the expiration of the exercise period. Any such exercise may be made only to the extent of the number of shares subject to the Option or SAR which were purchasable or exercisable on the date of such termination of employment. If the optionee or recipient dies during such three-month period, the Option or SAR shall be exercisable by the optionee's or recipient's personal representatives, heirs or legatees to the same extent and during the same period that the optionee or recipient could have exercised the Option or SAR on the date of his or her death.

                  (b) If the optionee or recipient dies while an employee of the Company or any Related Corporation, any Option or SAR granted to such optionee under the Plan shall be exercisable by the optionee's or recipient's personal representatives, heirs or legatees, for the purchase of or exercise relative to that number of shares and to the same extent that the optionee or recipient could have exercised the Option or SAR on the date of his or her death. The Option or SAR or any unexercised portion thereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the expiration of the exercise period.

         6.6      DESIGNATION OF INCENTIVE STOCK OPTIONS; LIMITATIONS.
                  ---------------------------------------------------

         Options granted under the Plan which are intended to be Incentive Stock Options qualifying under Section 422 of the Code shall be designated as Incentive Stock Options and shall be subject to the following additional terms and conditions.

                  (a) Dollar Limitation. The aggregate fair market value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time during any calendar year by any person under the Plan (and all other incentive stock option plans of the Company and any Related Corporations) shall not exceed $100,000. In the event that Section 422(d)(1) of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this Section 6.6(a), the limitation of this Section 6.6(a) shall be automatically adjusted accordingly.

                  (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporations, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                      (i) The option price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

                      (ii) The option exercise period shall not exceed five years from the date of grant.

In determining whether the 10% threshold has been reached, the stock attribution rules of Section 424(d) of the Code shall apply.

                  (c) Except as modified by the preceding provisions of this
Section 6.6, all of the provisions of the Plan shall be applicable to Incentive Stock Options granted hereunder.

         6.7 CONVERSION OF INCENTIVE STOCK OPTIONS INTO NON-QUALIFIED OPTIONS; TERMINATION OF INCENTIVE STOCK OPTIONS. The Board of Directors, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board of Directors (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board of Directors in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board of Directors takes appropriate action. The Board of Directors, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

         6.8      STOCK APPRECIATION RIGHTS.
                  -------------------------

         The grant of SARs under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Board of Directors shall deem desirable:

                  (a) Grant. SARs may be granted in tandem with, in addition to or completely independent of any Plan Benefit.

                  (b) Grant Price. The grant price of an SAR may be the fair market value of a share of Common Stock on the date of grant or such other price as the Board of Directors may determine.

                  (c) Exercise. An SAR may be exercised by a recipient in accordance with procedures established by the Board of Directors or as otherwise provided in any agreement evidencing any SARs, except that in no event shall an SAR be exercisable with the first six (6) months after the date of grant. The Board of Directors may provided that an SAR shall be automatically exercised on one or more specified dates.

                  (d) Form of Payment. Payment upon exercise of an SAR may be made in cash, in shares of Common Stock or any combination thereof, as the Board of Directors shall determine.

                  (e) Fair Market Value. Fair market value shall be determined in accordance with Section 6.1(c) with the "Determination Date" being the date of grant or the date of exercise of any SAR, as applicable.

         6.9      RIGHTS AS A STOCKHOLDER.
                  -----------------------

         The holder of an Option or SAR shall have no rights as a stockholder with respect to any shares covered by the Option or SAR until the date of issue of a stock certificate to him or her for shares of Common Stock. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         6.10     SPECIAL PROVISIONS APPLICABLE TO NON-QUALIFIED OPTIONS AND
                  ----------------------------------------------------------
                  SARS GRANTED TO COVERED EMPLOYEES.
                  ---------------------------------

         In the event Section 162(m) of the Code becomes applicable, in order for the full value of Non-Qualified Options and SARs granted to Covered Employees to be deductible by the Company for federal income tax purposes, the Company may intend for such Non-Qualified Options and SARs to be treated as "qualified performance-based compensation" as described in Prop. Treas. Reg. [Section]1.162-27(e) (or any successor regulation). In such case, Non-Qualified Options and SARs granted to Covered Employees shall be subject to the following additional requirements:

                  (a) such options and rights shall be granted only by the Committee; and

                  (b) the exercise price of such Options and the grant price of such SARs granted shall in no event be less than the fair market value of the Common Stock as of the date of grant of such Options or SARs.

SECTION 7.  SPECIAL PROVISIONS APPLICABLE TO PURCHASES.
            ------------------------------------------

         All approvals of Purchases which provide that the Company has a right to repurchase the shares subject to such Purchase (the "Restricted Shares") shall be subject to the terms and conditions set forth in the related agreement (the "Stock Restriction Agreement") approved by the Board of Directors, and shall be subject to the other terms and conditions of this Section 7.

         7.1 CONDITIONS. All approvals of Purchases shall be subject to the following conditions:

                  (a) Prior to the issuance and transfer of Restricted Shares, the purchaser shall pay to the Company the purchase price (the "Purchase Price") of the Restricted Shares in cash or in such other manner as shall be as approved by the Board of Directors.

                  (b) Restricted Shares issued and transferred to a purchaser may, if required by the Board of Directors, be deposited with the Treasurer or other officer of the Company designated by the Board of Directors to be held until the lapse of the restrictions upon such Restricted Shares, and each purchaser shall execute and deliver to the Company stock powers enabling the Company to exercise its rights hereunder.

                  (c) Certificates for Restricted Shares shall, if the Company shall deem it advisable, bear a legend to the effect that they are issued subject to specified restrictions.

                  (d) Certificates representing the Restricted Shares shall be registered in the name of the purchaser and shall be owned by such purchaser. Such purchaser shall be the holder of record of such Restricted Shares for all purposes, including voting and receipt of dividends paid with respect to such Restricted Shares.

         7.2 NON-TRANSFERABILITY. A purchaser's Restricted Shares may not be sold, assigned, transferred, alienated, commuted, anticipated, or otherwise disposed of (except, subject to the provisions of such purchaser's Stock Restriction Agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder), or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation, or be otherwise encumbered, and are not subject to attachment, garnishment, execution or other legal or equitable process, prior to the lapse of restrictions on such Restricted Shares, and any attempt at action in contravention of this Section shall be null and void. If any purchaser should attempt to dispose of or encumber his or her Restricted Shares prior to the lapse of the restrictions imposed on such Restricted Shares, his or her interest in the Restricted Shares awarded to him or her shall terminate. In addition to the foregoing restrictions, a purchaser may not dispose of Restricted Shares prior to six (6) months from the date of purchase, and the certificate(s) evidencing such shares shall bear a legend to that effect.

SECTION 8.  SPECIAL PROVISIONS APPLICABLE TO AWARDS.
---------   ---------------------------------------

         A recipient of an Award may not transfer the shares of Common Stock received pursuant to such Award for a period of six (6) months from the date of grant of such Award, and the certificate(s) evidencing such shares shall bear a legend to that effect.

SECTION 9.  REQUIREMENTS OF LAW.
---------   -------------------

         9.1 VIOLATIONS OF LAW. No shares shall be issued and delivered upon exercise of any Option or the making of any Award or Purchase or the payment of any SAR unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. Each optionee, grantee and purchaser may, by accepting an Option or Award or SAR or making a Purchase, be required to represent and agree in writing, for himself or herself and for his or her transferees by will or the laws of descent and distribution, that the stock acquired by him, her or them is being acquired for investment. The requirement for any such representation may be waived at any time by the Board of Directors.

         9.2 COMPLIANCE WITH RULE 16b-3. This Plan is intended, if necessary, to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board of Directors and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

SECTION 10.  RECAPITALIZATION.
----------   ----------------

         In the event that dividends are payable in Common Stock of the Company or in the event there are splits, sub-divisions or combinations of shares of Common Stock of the Company, the number of shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any Option previously granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price, and the number of shares to which granted SARs relate shall be increased or decreased proportionately, as the case may be, and the grant price of such SARs shall be decreased or increased proportionately, as the case may be.

SECTION 11.  REORGANIZATION.
----------   --------------

         In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or, in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, shall, as to outstanding Options and SARs, (i) make appropriate provision for the protection of any such outstanding Options and SARs by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable or exercisable in respect of the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the shares subject to the Options and SARs immediately after such substitution over the purchase or grant price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options or SARs immediately before such substitution over the purchase or grant price thereof, (ii) upon written notice to the optionees or recipients, provide that all unexercised Options and SARs must be exercised within a specified number of days of the date of such notice or such Options and SARs will be terminated, or
(iii) upon written notice to the optionees or recipients, provide that the Company or the merged, consolidated or otherwise reorganized corporation shall have the right, upon the effective date of any such merger, consolidation, sale or assets or reorganization, to purchase all Options and SARs held by each optionee or recipient and unexercised as of that date at an amount equal to the aggregate fair market value on such date of the shares subject to the Options and SARs held by such optionee or recipient over the aggregate purchase or grant price therefor, such amount to be paid in cash or, if stock of the merged, consolidated or otherwise reorganized corporation is issuable in respect of the shares of the Common Stock of the Company, then, in the discretion of the Board of Directors, in stock of such merged, consolidated or otherwise reorganized corporation equal in fair market value to the aforesaid amount. In any such case the Board of Directors shall, in good faith, determine fair market value and may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

SECTION 12.  NO SPECIAL EMPLOYMENT RIGHTS.
----------   ----------------------------

         Nothing contained in the Plan or in any Plan Benefit documentation shall confer upon any optionee or recipient or purchaser of any Plan Benefit any right with respect to the continuation of his or her employment by the Company (or any Related Corporation) or interfere in any way with the right of the Company (or any Related Corporation), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the optionee, recipient or purchaser from the rate in existence at the time of the grant of any Plan Benefit. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors.

SECTION 13.  AMENDMENT OF THE PLAN.
----------   ---------------------

         The Board of Directors may at any time and form time to time modify or amend the Plan in any respect, except that without the approval of the stockholders of the Company, the Board of Directors may not (a) materially increase the benefits accruing to individuals who participate in the Plan, (b) materially increase the maximum number of shares of stock which may be issued under the Plan (except for permissible adjustments provided in the Plan) or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, recipient or purchaser of any Plan Benefit, affect his or her rights under any Plan Benefit previously granted. With the consent of the affected optionee, recipient or purchaser of any Plan Benefit, the Board of Directors may amend outstanding agreements relating to Plan Benefits, in a manner not inconsistent with the Plan. The Board of Directors hereby reserves the right to amend or modify the terms and provisions of the Plan and of any outstanding Options to the extent necessary to qualify any or all Options under the Plan for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, provided, however, that the consent of an optionee is required if such amendment or modification would cause unfavorable income tax treatment for such optionee.

SECTION 14.  WITHHOLDING.
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         The Company's obligation to deliver shares of stock upon the exercise of any Option or SAR or the grating of an Award or making of a Purchase and to make payment upon exercise of any SARs shall be subject to the satisfaction by the optionee, recipient of the SAR or Award or purchaser of all applicable federal, state and local income and employment tax withholding requirements.

SECTION 15.  EFFECTIVE DATE AND DURATION OF THE PLAN.
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         15.1 EFFECTIVE DATE.  The Plan shall become effective when adopted by the Board of Directors and approved by the stockholders of the Company.

         15.2 DURATION. Unless sooner terminated in accordance with Section 11 hereof, the Plan shall terminate upon the earlier of (i) the tenth anniversary of the date of its approval by the stockholders of the Company or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to any Awards or Purchasers or the exercise or cancellation of Options and SARs granted hereunder. If the date of termination is determined under (i) above, then Options and SARs outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options and SARs.